Exhibit 99.1
        News Release

Media Contacts:

Rajeev Lalwani	Jim Burke
Investor Relations	Media Relations
Rajeev.Lalwani@L3Harris.com	Jim.Burke@L3Harris.com
321-727-9383	321-727-9131

L3Harris Releases First Quarter 2022 Financial Results

MELBOURNE, Fla., April 28, 2022 — L3Harris Technologies (NYSE:LHX) today announced its first quarter fiscal year 2022 results in an Investor Letter, which was posted to the Investor Relations section of the company’s website.
As previously announced, the company will host an approximately 45 minute call on April 29, 2022 at 8:30 a.m. ET focused on questions and answers. The dial-in numbers for the teleconference are (U.S.) 877-407-6184 and (International) 201-389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants can also listen via webcast at L3Harris.com.
A recording of the call will be available on L3Harris.com beginning at approximately 12 p.m. ET on April 29.
About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across space, air, land, sea and cyber domains. L3Harris has more than $17 billion in annual revenue and 47,000 employees, with customers in more than 100 countries. L3Harris.com.
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